                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K
                               CURRENT REPORT


Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of Earliest Event Reported)  March 31, 1995

                      Texfi Industries, Inc.
           (Exact Name of Registrant as Specified on its Charter)


      Delaware                      1-6797             56-0795032
(State or Other Jurisdiction   (Commission File       IRS Employer
of Incorporation)                  Number)             Identifi-
                                                       cation No.


5400 Glenwood Avenue, Suite 215, Raleigh, North Carolina  27612
(Address of Principal Executive Offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code (919) 783-4736

        N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

         On March 31, 1995, the Registrant sold the assets of its Marion Fabrics greige goods facility located in Marion, North Carolina to Decotech, L.C., a privately held South Carolina limited liability company ("Decotech"). The aggregate purchase price for the facility was approximately $10.7 million, subject to certain post-closing adjustments, and consisted of approximately $8.4 million in cash and promissory notes in the principal amounts of $2,000,000 and $300,000. The principal amount of the $2,000,000 note is due and payable in three equal monthly installments beginning on July 29, 1995. The note is noninterest bearing until July 1, 1995 from which time the unpaid balance will bear interest at the rate of 10% per annum. The principal of the $300,000 note is due the earlier of April 30, 1995 or the date of the post-closing adjustments and the note is noninterest bearing. Both notes are subordinated to other borrowings of Decotech used to finance the purchase. Post-closing adjustments are expected to reduce the net proceeds of the sale by approximately $649,000.

         The purchase price and other terms of the transaction were arrived at through private negotiation. The Registrant's former chairman, chief executive officer and president, L. Terrell Sovey, Jr. is a principal owner and manager of Decotech.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(a)      Financial Statements of Business Acquired. Not Applicable.

(b) Pro Forma Financial Information. The following pro forma financial information is filed with this report on the pages indicated:

                                                                Page

         Introductory Statement                                   5

         Unaudited Pro Forma Consolidated Balance Sheet
           as of January 27, 1995                                 6

         Note to Unaudited Pro Forma Consolidated
           Balance Sheet                                          7

         Unaudited Pro Forma Statement of Consolidated
           Operations for the thirteen weeks ended
           January 27, 1995                                       8

         Unaudited Pro Forma Statement of Consolidated
           Operations for the fiscal year ended
           October 28, 1994                                       9

         Notes to Unaudited Pro Forma Statements of
           Consolidated Operations                                10

(c) The Exhibits furnished in connection with this report are as follows:

         2(a) Asset Purchase Agreement dated as of February 10, 1995 by and between Marion, Inc. and Registrant. The following schedules to such agreement have been omitted. The Registrant hereby undertakes to furnish supplementally a

                  Registrant hereby undertakes to furnish supplementally a copy of any such omitted schedule to the Commission upon request.

                  Schedule 1.1(a):        Assumed Contracts
                  Schedule 1.1(b):        Excluded Assets
                  Schedule 1.1(c):        Knowledge
                  Schedule 1.1(d):        Prepaid Items
                  Schedule 1.1(e):        Real Property
                  Schedule 1.1(f):        Vehicles
                  Schedule 2.3:           Purchase Price and Adjustments
                  Schedule 5.1:           Organization
                  Schedule 5.3:           No Conflict or Violation
                  Schedule 5.4:           Title to Assets
                  Schedule 5.5:           Real Property Liens
                  Schedule 5.6:           Leased Property
                  Schedule 5.7:           Intellectual Property
                  Schedule 5.8:           Contracts and Commitments
                  Schedule 5.9:           Liabilities
                  Schedule 5.10:          Litigation
                  Schedule 5.12:          Compliance with Laws; Permits
                  Schedule 5.14:          Environmental Matters
                  Schedule 5.15:          Insurance
                  Schedule 5.17:          Fixed Asset List
                  Schedule 8.4:           Bill and Hold Inventory
                  Schedule 8.5:           Employees Not to be Retained


         2(b)     Amendment to Asset Purchase Agreement dated as of February
                  10, 1995.

         2(c) Assignment and Assumption of Asset Purchase Agreement dated as of March 31, 1995 by and between Marion, Inc. and Decotech, L.C.

         2(d) Subordinated Promissory Note dated March 31, 1995 from Decotech, Inc. in the principal amount of $2,000,000.

         2(e) Subordinated Promissory Note dated March 31, 1995 from Decotech, Inc. in the principal amount of $300,000.

         2(f) Subordination Agreement dated as of March 31, 1995 by and between BNY Financial Corporation, Decotech, Inc. and Registrant with respect to $2,000,000 promissory note.

         2(g) Subordination Agreement dated as of March 31, 1995 by and between BNY Financial Corporation, Decotech, Inc. and Registrant with respect to $300,000 promissory note.

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION


         The following pro forma consolidated financial information consists of an unaudited pro forma balance sheet as of January 27, 1995 and unaudited pro forma consolidated statements of income for the thirteen weeks ended January 27, 1995 and for the fiscal year ended October 28, 1994. These pro forma statements give effect to the Registrant's sale of the assets of its Marion greige fabrics facility as described in Item 2 hereof. The pro forma balance sheet gives effect to the sale as if it had occurred on January 27, 1995. The pro forma consolidated statements of income give effect to the sale as if it had occurred at the beginning of the periods presented.

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                            January 27, 1995
                             (in thousands)

                                                  Pro Forma
ASSETS                           Actual         Adjustments(1)     Pro Forma
CURRENT ASSETS:
 Cash and cash equivalents     $    564          $                  $    564
 Receivables:
  Trade                             742                                  742
  Due from factor                 6,210            2,411 (2)           8,621
  Other                             298            2,000 (3)           2,298
 Inventories                     43,124           (5,759)(4)          37,365
 Prepaid expenses                 3,292              (56)(5)           3,236
   Total                         54,230           (1,404)             52,826

PROPERTY, PLANT AND EQUIPMENT
 - Net                           70,130           (7,606)(6)          62,524

OTHER ASSETS                      4,615                                4,615
                               $128,975          $(9,010)           $119,965

LIABILITIES AND STOCKHOLDERS'
 EQUITY

CURRENT LIABILITIES:
 Current maturities of
  long-term debt               $ 11,595          $                  $ 11,595
 Accounts payable                27,118              (25)(7)          27,093
 Other liabilities                8,784                                8,784
 Federal and state income
  taxes                              70                                   70
    Total                        47,567              (25)             47,542

LONG-TERM DEBT                   22,184           (5,696)(8)          16,488
SUBORDINATED DEBENTURES          45,127                               45,127
OTHER LONG-TERM
 OBLIGATIONS                      1,862                                1,862

COMMON STOCKHOLDERS'
 EQUITY:
  Common stock, $1.00 par
   value                          8,651                               8,651
  Additional paid-in capital     25,087                              25,087
  Retained earnings             (21,503)          (3,289)(9)        (24,792)
    Total                        12,235           (3,289)             8,946

                               $128,975          $(9,010)          $119,965

              NOTE TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           (Dollars in thousands)

1) To reflect the net proceeds of approximately $10,107 and related use thereof from the sale of the Registrant's Marion Fabrics greige goods facility to Decotech, L.C. ("Decotech"). The net proceeds consist of approximately $7,807 in cash, after the net settlement of post-closing adjustments and remittance by Decotech of the $300,000 promissory note and recognition of the note receivable from Decotech in the principal amount of $2,000,000.

2) Application of a portion of the sale's net proceeds towards funds advanced on factored receivables.

3) $2,000,000 promissory note received from Decotech.

4) January 27, 1995 book value of inventories sold.

5) Book value of prepaid expenses sold.

6) January 27, 1995 net book value of real property, leasehold improvements, fixtures and equipment sold.

7) Prorated accrual for various taxes.

8) Application of a portion of the sale's net proceeds towards various term loans.

9) Loss on sale arising from difference in January 27, 1995 net book value of assets sold and purchase price.

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         Thirteen Weeks Ended January 27, 1995
                 (Dollar amounts in thousands, except per share data)


                                                 Pro Forma
                               Actual          Adjustments(1)    Pro Forma
Net Sales                     $63,247           $(10,642)         $52,605

Cost and Expenses:
 Cost of goods sold            56,537             (9,971)          46,566
 Selling, general and admin.    4,530               (776)(2)        3,754
  Total                        61,067            (10,747)          50,320

Operating Income (Loss)         2,180                105            2,285
Other Expense (Income):
 Interest                       3,137               (335)(3)        2,802
 Other, net                       (10)                                (10)

  Total                         3,127               (335)           2,792

Net Income (Loss) from
 Continuing Operations        $  (947)          $    440          $  (507)

Loss per Share from
 continuing operations: (4)   $  (.11)                            $  (.06)

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         Fiscal Year Ended October 28, 1994
                 (Dollar amounts in thousands except per share data)


                                                 Pro Forma
                                                Adjustments      Pro Forma
                               Actual          (Unaudited)(1)   (Unaudited)
Net Sales                    $282,907           $(36,289)        $246,618

Cost and Expenses:
 Cost of goods sold           262,648            (33,947)         228,701
 Selling, general and
  administrative               19,228             (3,000)(2)       16,228
  Total                       281,876            (36,947)         244,929

Operating Income                1,031               (658)           1,689
Other Expense (Income):
 Interest                      10,804             (1,194)(3)        9,610
 Other, net                    (1,545)                 1           (1,544)

  Total                         9,259             (1,193)          (8,066)

Net Income (Loss) From
 Continuing Operations       $ (8,228)(5)       $ (1,851)        $(6,377)

Earnings (Loss) Per Share from
 continuing operations: (4)  $  (1.03)                           $  (.79)

             NOTE TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)
                        (Dollar amounts in thousands)


(1) To eliminate historical operating results for the Registrant's Marion Fabrics greige goods facility.

(2) Direct selling, general and administration expenses of Marion
    Fabrics less corporate overhead allocation.

(3) Interest expense adjustment to reflect application of cash proceeds towards various term loans and funds advanced on factored receivables:


                                   Thirteen Weeks            Fiscal Year Ended
                               Ended January 27, 1995         October 28, 1994

$5,000 reduction in term
 loan, variable interest rate        $102                          $  288

$696 reduction in term loans,
 6.75%                                 12                              56

$2,411 reduction in funds
 advanced on factor receivables,
 prime plus 1%                         54                             181

Elimination of funds advanced
 on factor receivables generated
 by historical operating results,
 prime plus 1% interest income
 on $2,000 promissory note            167                             669

                                     $335                          $1,194

(4) Average number of shares of common stock and common stock equivalents, both primary and fully diluted, totaled 8,652,599, and 8,107,507, as of January 27, 1995 and October 28, 1994 respectively.

(5) Includes the operations of the Company's Jefferson Greige Goods and Highland yarns facilities which were discontinued during the first quarter of fiscal 1995.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 TEXFI INDUSTRIES, INC.
                                 (Registrant)



Date:  April 17, 1995       By:  /s/ Dane L. Vincent
                                     Dane L. Vincent
                                     Vice President, Finance, Treasurer